Exhibit 99.1

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FOR IMMEDIATE RELEASE

Contact:   Michael DeVeau

VP, Global Corporate Communications & Investor Relations

212-708-7164

Michael.DeVeau@iff.com

IFF to Acquire Fragrance Resources

NEW YORK, NY – November 3, 2016 – International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris:IFF), a leading innovator of sensory experiences that move the world, today announced that it has entered into an agreement to acquire Fragrance Resources.

Founded in 1987, Fragrance Resources is a privately-held, family-owned fragrance company. For almost 30 years, it has distinguished itself with exceptional creative talent and quality service to faster-growing regional customers. The company has facilities in Germany, North America, France, and China.

“IFF’s Vision 2020 business strategy is well-served with this highly-complementary bolt-on acquisition, helping us to win where we compete in key fragrance markets and categories as we look to accelerate growth,” said IFF Chairman and CEO Andreas Fibig. “With our shared values and a passion for our people, products, and customers, Fragrance Resources will be a strong addition to IFF.”

Nicolas Mirzayantz, Group President, Fragrances, added “Since 1987, the Fragrance Resources team has been a key player in faster-growing specialty fine fragrances – an important growth category. The addition of this outstanding company into the IFF family will help us strengthen our position in strategic areas and further penetrate the critical and accelerating regional customer base that we see as the engine of growth. We look forward to welcoming the Fragrance Resources family into ours.”

The transaction, funded from existing resources, is expected to add approximately $75 million in revenue and be modestly EPS accretive—both in 2017—excluding transaction costs. Financial terms of the deal have not been disclosed.

International Flavors & Fragrances Inc. 521 West 57th Street New York, NY 10019 T + 212.765.5500 F + 212.708.7132 iff.com

The completion of this transaction is subject to clearance by the relevant regulatory authorities and satisfaction of other customary closing conditions. Until the transaction closes, which is expected to occur during January 2017, Fragrance Resources and IFF will operate as separate companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding IFF’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning IFF’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of IFF based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from IFF’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from IFF’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IFF is unable to predict or control, that may cause IFF’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in IFF’s filings with the Securities and Exchange Commission.

Risks and uncertainties related to IFF’s acquisition of Fragrance Resources include, but are not limited to, uncertainties as to whether the acquisition will have the accretive effect on IFF’s earnings or cash flows that it expects, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition, costs and difficulties related to the integration of Fragrance Resources’ businesses and operations with IFF businesses and operations, unexpected costs, liabilities, charges or expenses resulting from the acquisition, adverse effects on IFF’s stock price resulting from the acquisition, the inability to retain key personnel, and potential adverse reactions, changes to business relationships or competitive responses resulting from the acquisition.

In addition to the factors set forth above, other factors that may affect IFF’s plans, results or stock price are set forth in IFF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond IFF’s control and IFF cautions investors that any forward-looking statements made by IFF are not guarantees of future performance. IFF disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris:IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in fine fragrances and beauty, detergents and household goods, as well as beloved foods and beverages. Our 6,700 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter, Facebook, Instagram, and LinkedIn.

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